CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the previously filed (i) Registration Statements (Forms S-8 No. 333-15057, No. 333-83699, No. 333 -63043,
No. 333-88633 and No. 333-37854) of eGlobe, Inc. (the "Company") and (ii) Registration Statement (Form S-3 No. 333-37962) of the Company and in the related Prospectus of our report dated February 25, 2000, with respect to the consolidated financial statements of Trans Global Communications, Inc. and subsidiaries included in eGlobe, Inc.'s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 22, 2000. .





                                                  /s/ ERNST & YOUNG LLP

New York, New York
September 13, 2000